SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 11, 2006
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                             ML MEDIA PARTNERS, L.P.

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               (Exact Name of Registrant as Specified in Charter)

Delaware                            0-14871                       13-3321085
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(State or Other             (Commission File Number)            (IRS Employer
Jurisdiction of                                               Identification No)
Incorporation)



                           Four World Financial Center
                            New York, New York 10080
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               (Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: 800-288-3694
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                                 Not Applicable
                                 --------------
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.   Entry into a Material Definitive Agreement

      On May 11, 2006, ML Media Partners, L.P. (the "Partnership") entered into a Settlement Agreement and Mutual General Release (the "Settlement Agreement") dated as of May 11, 2006 with Adelphia Communications Corp. ("Adelphia"), Century Communications Corp. ("Century") and the bankruptcy estate of Century/ML Cable Venture (the "Joint Venture").

      Pursuant to the Settlement Agreement, Adelphia and Century agreed to pay to the Partnership the amount of $87 million ("Settlement Amount") in settlement of all litigations and claims of the Partnership against them, and Adelphia and Century agreed that the Partnership could withdraw all of the approximately $263 million, representing the Partnership's 50% share (the "Partnership's Net Sales Proceeds")of the net proceeds of the sale of the interests in the Joint Venture to San Juan Cable LLC (the "Buyer"). The Partnership's Net Sale Proceeds and all of the proceeds of the sale payable to Century have been held in an escrow account pending resolution of the litigations described in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2005. Pursuant to the Settlement Agreement, (a) Century retained the right to receive 100% of (i) the $13.5 million deferred purchase price payable by the Buyer, (ii) any portion of the $25 million in the Indemnity Escrow Account not paid to the Buyer, and (iii) any amount in the Plan Funding Reserve not required to satisfy claims against the Joint Venture, and (b) Adelphia and Century agreed to indemnify and hold the Partnership harmless from any liabilities to the Buyer (including any purchase price adjustment payable to the Buyer), any liabilities excluded from the sale to the Buyer, and any liabilities relating to the ownership or operation of the Joint Venture.

      The Settlement Agreement is subject to Bankruptcy Court approval. A hearing to approve the Settlement Agreement is expected to be held within two to three weeks.

     It is anticipated that the Partnership's Net Sales Proceeds will be paid to the Partnership on or before May 19, 2006 (before the Settlement Agreement is approved). The Settlement Amount will be paid to the Partnership only upon entry of a final order of the Bankruptcy Court approving the Settlement Agreement after the Bankruptcy Court hearing. If the Settlement Agreement is not approved, the Partnership can still retain the $263 million distributed to it, however, the litigations would continue and the Partnership would continue to accrue additional costs related thereto. If the Settlement Agreement is approved by order of the Bankruptcy Court, such order will be subject to appeal. There can be no assurance that the Settlement Agreement will be approved, or if approved, would not be appealed.

      Upon payment of the Settlement Amount, the parties will exchange general releases of any claims between them, other than claims for breach of the Settlement Agreement.

      A copy of the Settlement Agreement is attached as an exhibit to this Report.

Item 901.  Financial Statements and Exhibits
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      (a) Settlement Agreement dated as of May 11, 2006 among the Partnership,
Adelphia, Century and the Joint Venture.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ML MEDIA PARTNERS, L.P.

                                        By: Media Management Partners

                                        By: RP Media Management

                                        By: IMP Media Management, Inc.

Dated:  May 12, 2006                    By /s/Elizabeth McNey Yates
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                                           Elizabeth McNey Yates